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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Storage USA, Inc. (the "Company") on Form S-8, of our report dated January 26, 2000, on our audits of the consolidated financial statements of the Company as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 26, 2000, on the financial statement schedule of the Company as of December 31, 1999, which appears in such Annual Report on Form 10-K.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Memphis, Tennessee
June 7, 2000